Exhibit 10.12

PLEDGE AND SECURITY AGREEMENT

This PLEDGE AND SECURITY AGREEMENT (this “Agreement”), dated as of December 3, 2009, made by Bluerock Enhanced Multifamily Holdings, L.P., a Delaware limited partnership (“BEMHLP”) and BEMT Springhouse, LLC, a Delaware limited liability company (“BEMT”) for Bluerock Special Opportunity + Income Fund, LLC, a Delaware limited liability company (the “SOIF”), recites and provides:

Recitals:

A.	BEMT is a wholly owned subsidiary of BEMHLP.

B.           BEMT has entered into that certain Secured Promissory Note dated December 3, 2009 for the benefit of SOIF (the “BEMT Note”), which serves to benefit BEMHLP.

C.           BEMHLP desires to grant SOIF a security interest in the Pledged Collateral (as defined herein) to secure BEMT’s performance under the BEMT Note in accordance with the provisions hereof.

Agreement:

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and to further induce SOIF to fund the BEMT Note, BEMHLP and SOIF hereby covenant and agree as follows:

Section 1. Definitions.                                            Unless the context expressly or by necessary implication otherwise requires, (a) in addition to any terms defined elsewhere in this Agreement, the capitalized terms defined in this Article 1 shall, for the purposes of this Agreement, have the meanings set forth below, (b) except as otherwise defined or limited herein, terms defined in the UCC when used herein shall have the respective meanings attributed to them therein, and (c) except as otherwise defined or limited herein, terms defined in the BEMT Note when used herein shall have the respective meanings assigned to them in the BEMT Note.

“BEMT Note” shall mean the Secured Promissory Note dated December 3, 2009 by BEMT as Borrower for the benefit of SOIF as Lender.

“Membership Interests” shall mean any and all membership interests of BEMT included in the Pledged Collateral, free and clear of any liens or encumbrances except as created herein.

“Obligations” shall mean the punctual payment, when and as due, of any and all accrued interest and outstanding principal of the BEMT Note and any other costs, liabilities, reimbursements, etc. required under the terms of the BEMT Note.

“Pledged Collateral” shall have the meaning set forth in Section 2 hereof.

“Proceeds” shall mean any and all “proceeds,” as defined in the UCC, of any and all Pledged Collateral and, in any event, at any time whatsoever arising or receivable, any and all cash, shares of stock, instruments, other securities, rights, properties, interests, claims, and other proceeds arising in connection with any collection, exchange, sale, transfer, or other disposition of any Pledged Collateral or interest therein or into which any Pledged Collateral or interest therein is voluntarily or involuntarily converted, and other amounts from time to time paid or payable under or in connection with any Pledged Collateral.

“SOIF” shall mean Bluerock Special Opportunity + Income Fund, LLC, a Delaware limited liability company.

“Transaction Documents” shall mean the BEMT Note, this Agreement and that certain Pledge and Security Agreement by and between SOIF and BEMT.

Section   2. Pledge and Grant of Security Interest.  As collateral security for BEMT’s performance under the BEMT Note and in order to induce SOIF to fund the BEMT Note, BEMHLP hereby pledges, assigns, hypothecates, transfers, and delivers to SOIF and grants to SOIF a security interest in, all BEMHLP’s right, title, and interest (but none of BEMHLP’s obligations) in, to, and under the following (the “Pledged Collateral”), with full authority to sell, transfer, and rehypothecate:

(a) all of the Membership Interests; and

(b) all dividends and other distributions, whether in cash, property, obligations, or any other form whatsoever, from time to time, payable, or distributable in respect of or in exchange for any or all of the Membership Interests; and

(c) all right, title and interest of BEMHLP in and to any of the property of BEMT; and

(d) all right, title and interest of BEMHLP to participate in the management of BEMT; and

(e) all interest, dividends, cash, checks, instrument and other property now or in the future payable under or received, receivable or otherwise distributed in respect of or in substitution or exchange for the Membership Interests, including amounts past due and unpaid; and

(f) any and all Proceeds of any and all of the foregoing, whether or not constituting any kind or type of tangible or intangible personal or real property whatsoever and whether now owned or hereafter acquired, including without limitation certificates, instruments, shares of stock, other securities, and rights, privileges, and options pertaining to any thereof, in each case, howsoever BEMHLP’s interest therein may arise or appear, whether by ownership, security interest, claim, or otherwise.

Section 3. General Covenants.                                                       So long as any Obligation remains unpaid, BEMHLP covenants and agrees that, unless SOIF otherwise expressly consents in writing:

Section 3.1. Limitations on Dispositions, etc. BEMHLP shall not directly or indirectly (a) suffer any amendment or other modification of any Membership Interests or (b) sell, assign (by operation of law or otherwise), exchange, liquidate, grant, or otherwise dispose of any Membership Interests or any lien or other interest therein.

Section 3.2. Changes in BEMHLP’s Name.  BEMHLP shall not change, or suffer or permit any change of, BEMHLP’S name or identity which could in any manner make any financing or continuation statement filed in connection herewith (including without limitation under this Section 3.2) “seriously misleading,” as defined in the UCC, unless (a) BEMHLP shall have given SOIF no less than ninety (90) days’ prior written notice thereof, (b) BEMHLP shall have, prior to such change, delivered to SOIF acknowledgment copies of financing statements duly completed, executed, and filed in each jurisdiction necessary or advisable to ensure the continuous perfection of all security interests granted pursuant to this Agreement, and (c) BEMHLP shall have taken all other action or actions necessary, or reasonably requested by SOIF, to preserve and protect all such security interests, including without limitation the continuous perfection thereof.

Section 3.3. Voting, etc., of Pledged Collateral.  So long as no Event of Default (defined hereinafter) shall have occurred and be continuing, BEMHLP may vote any Membership Interests for any purpose and to any effect to the extent not inconsistent with the provisions of the Transaction Documents, and, upon BEMHLP’s reasonable written request therefor, SOIF will execute and deliver (or cause to be executed and delivered) to BEMHLP any such proxy or other instrument as is reasonably necessary to enable BEMHLP to vote any Membership Interests for any such purpose and to any such effect.

Section 3.4. Certain Rights respecting Pledged Collateral.  SOIF shall have the right, exercisable at any time and from time to time in its sole discretion, to cause the interest of SOIF in any Pledged Collateral to be duly noted on any transfer books for Membership Interests or other records therefor.

Section 3.5. No Issuance of Additional Membership Interests.  During the term of this Agreement, BEMHLP shall not cause, suffer, or permit BEMT to issue any additional securities of any class or nature, nor to take any other action, or omit to take any action, the result of which is to render the Membership Interests to be less than 100% of the issued and outstanding securities of BEMT.

Section 4. Default.

Section 4.1. Events of Default.  An Event of Default shall occur hereunder upon the occurrence of any one or more of the following:

(a) If BEMHLP shall in any manner breach or violate, or fail to perform or satisfy, any term, covenant, condition, obligation, or other provision hereof and such default shall continue at any time after the period of thirty (30) consecutive days next following the date on which SOIF shall have given BEMHLP notice specifying such default and requesting that such default be remedied; or

(b) If any “Event of Default” shall occur under one or more of the Transaction Documents.

Section 4.2. Remedies; Rights Upon Default.  At any time after the occurrence of an Event of Default, in addition to any other rights, powers, and remedies available under any Transaction Document, or at law, in equity, by statute, or otherwise, SOIF shall have all the following rights, powers, and remedies, which SOIF may (but shall not be obligated to) exercise, concurrently or singly, in whole or in part, at any time and from time to time, by or through such officers, agents, employees, or other representatives of SOIF as SOIF may select, without any hindrance or delay by BEMHLP and without any notice or demand upon BEMHLP except as expressly required in this Section 4.2:

Section 4.2.1. Acceleration.  SOIF may declare any and all Obligations to be immediately due and payable.

Section 4.2.2. Accounts, etc.  Until the occurrence of an Event of Default, BEMHLP may collect and retain any and all amounts owing under or in connection with any Pledged Collateral, which SOIF hereby expressly authorizes BEMHLP to do, but, after the occurrence of an Event of Default, (a) SOIF may curtail or terminate such authority at any time and from time to time by delivery of a default notice requesting the same (the “Default Notice”) and BEMHLP shall, at all times after BEMHLP’s receipt of the Default Notice, segregate all such amounts from BEMHLP’s other funds and property, and shall, immediately upon BEMHLP’s receipt of the Default Notice, deliver actual possession of all such amounts to SOIF and (b) BEMHLP shall hold and be deemed to hold all such amounts in trust for SOIF and as SOIF’s bailee.

Section 4.2.3. UCC, Other Rights.  SOIF shall have and may exercise all the rights, powers, and remedies of a secured party under the UCC, and, in addition and not in limitation of the generality of the foregoing:

(a) without demand of payment or performance or other demand, advertisement, or notice of any kind (all and each of which demands, advertisements, and notices, excepting only the notice of time and place of public or private sale specified in this Section 4.2.3 and any other demand, advertisement, or notice which by law may not be waived, BEMHLP hereby expressly waives) to or upon BEMHLP or any other person or entity, SOIF may (1) immediately enter BEMHLP’s premises without legal process and without any liability therefor, (2) immediately collect, receive, appropriate, and realize upon any Pledged Collateral, (3) immediately sell, lease, assign, give any options to purchase, or otherwise dispose of and deliver any Pledged Collateral (or contract to do so) at any public or private sale, at any exchange, broker’s board, any of SOIF’s offices, or elsewhere, at such prices as SOIF may in good faith deem appropriate, for cash, on credit, or for future delivery with or without assumption of any credit risk, and (4) require BEMHLP to assemble any Pledged Collateral, and BEMHLP shall make all such Pledged Collateral available to SOIF at such place or places as SOIF shall select, which in any event shall be reasonably convenient to SOIF; and

(b) SOIF shall have the right upon any such public sale, and, to the extent permitted by law, upon any such private sale, to purchase any Pledged Collateral so sold, free of any right or equity of redemption in BEMHLP; and

(c) SOIF need not give more than fifteen (15) days prior written notice of the time and place of any public sale or of the time after which any private sale may occur, which notice shall constitute reasonable notification thereof; and

(d) to the extent permitted by applicable law, BEMHLP waives all claims, damages, and demands against SOIF arising out of the repossession, retention, or usage by SOIF or any agent, or other representative thereof of any Pledged Collateral.

Section 4.3. Rights of Conversion, etc.  At any time and from time to time after the occurrence of an Event of Default, in SOIF’s sole discretion and on such terms and conditions as SOIF may deem desirable, SOIF may (but shall not be obligated to) exercise any and all rights of conversion, exchange, subscription, and other rights, privileges, or options pertaining to any Pledged Collateral as if the absolute owner thereof, including without limitation any right to exchange any Pledged Collateral upon any merger, consolidation, reorganization, recapitalization, or other adjustment of SOIF or upon any exercise by SOIF of any right, privilege, or option pertaining to any Pledged Collateral, and, in connection therewith, to deposit and deliver any Pledged Collateral with any clearing corporation, custodian bank, depository, registrar, transfer or other agent, committee, or other person or entity whatsoever, including without limitation any nominee of any thereof.

Section 4.3.1. Assistance in Complying with Securities Laws.  BEMHLP shall, from time to time at SOIF’s request and BEMHLP’s sole expense, assist SOIF in making any sale or other disposition of the Pledged Collateral in compliance with any and all applicable securities laws, which assistance shall include without limitation:

(a) providing SOIF, and prospective purchasers of the Pledged Collateral such information respecting the properties, prospects, profits, performance, business, and condition (financial and otherwise) of SOIF as may be reasonably available; and

(b) causing SOIF to permit the prospective purchasers, and their respective employees, agents, and other representatives to enter the premises of BEMHLP to inspect BEMHLP’s properties, books, and records and to make such abstracts and copies thereof as any thereof may desire; and

(c) executing and delivering, and causing BEMHLP to execute and deliver, all instruments and documents, and doing, and causing to be done, all acts and things SOIF may deem necessary or advisable to register any Pledged Collateral under applicable securities laws and to cause any registration statement with respect thereto to become and remain effective for such period as applicable securities laws may require; and

(d) making or causing to be made all supplements, amendments, and other modifications to any of the foregoing and to any prospectus or prospectuses which SOIF may deem necessary or advisable for compliance or continued compliance with applicable securities laws; and

(e) causing any Pledged Collateral to qualify under any applicable state securities laws, including without limitation “Blue Sky” laws; and

(f) obtaining any approvals from any governmental authority SOIF may deem necessary or advisable in connection with such sale or other disposition of any such Pledged Collateral; and

(g) doing or causing to be done any other act or thing SOIF may deem necessary or advisable for such sale or other disposition to be valid, binding, and in compliance with applicable law.

Section 4.3.2. Voting, etc., of Pledged Collateral.  BEMHLP shall not vote or take any other steps with respect to the Pledged Collateral without SOIF’s express prior written consent and SOIF shall have the sole right, in its sole discretion without any notice to

BEMHLP or any other person or entity, to transfer all or any part of the Pledged Collateral into SOIF’s name and to vote any and all Membership Interests as it deems advisable for its protection.

Section 4.3.3. Application of Proceeds.  Any and all amounts received by SOIF in connection with any collection, negotiation, setoff, recovery, receipt, appropriation, realization, sale, or exercise of any other right, power, or remedy under this Section 4.3.3 or otherwise may, in its sole discretion, be held as collateral security for the punctual payment, performance, and satisfaction, when and as due, of any and all Obligations, and SOIF may, upon receipt thereof or at any time thereafter, apply all or any part of such amounts against the Obligations.  Only after such application and after payment of any other amount required by any provision of law need SOIF account to BEMHLP for any surplus.

Section 5. Miscellaneous.

Section 5.1. Sufficiency as Financing Statement, etc.  This Agreement or any photographic, photostatic, xerographic, or other reproduction hereof or of any financing statement shall be sufficient as a financing or continuation statement.  BEMHLP hereby authorizes SOIF, to the extent permitted by applicable law, to file any financing or continuation statement without the signature of BEMHLP, to complete, execute, and file any such statement on behalf of BEMHLP, and to file this Agreement as a financing or continuation statement.

Section 5.2. Governing Law; Jurisdiction; Venue.  This Agreement shall be construed and interpreted in accordance with the laws of the State of New York, without regard to its conflict of law principles.  The parties hereto hereby irrevocably (a) consent and submit to the exclusive in personam jurisdiction and venue of the State of New York, in any action or proceeding arising out of or in any way relating to this Note or any instrument or document relating hereto, (b) agree that all claims in respect of such action or proceeding may be heard and determined in such above-referenced state or federal court located in New York,  (c) consent to the service of any and all process in any such action or proceeding by the mailing of copies of such process in conformity with the notice provision hereof, and (d) agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

Section 5.3. Waiver of Jury Trial.  SOIF AND BEMHLP, BY DELIVERY AND ACCEPTANCE OF THIS AGREEMENT, KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVE THE RIGHT EITHER MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, ANY OTHER TRANSACTION DOCUMENT, OR ANY OTHER AGREEMENT EXECUTED OR CONTEMPLATED TO BE EXECUTED IN CONNECTION HEREWITH, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (VERBAL OR WRITTEN) OR ACTION OF ANY PARTY, WHETHER IN CONNECTION WITH THIS AGREEMENT, THE MAKING OF THE LOAN EVIDENCED BY THE BEMT NOTE, ANY OTHER TRANSACTION DOCUMENT, COLLECTION OF SUCH LOAN, OR OTHERWISE.  THIS PROVISION IS A MATERIAL INDUCEMENT FOR ALL SUCH PARTIES TO ENTER THE TRANSACTION DOCUMENTS.

Section 5.4. Notices.  Except as expressly provided herein to the contrary, any notice, report, or writing required or permitted to be given hereunder to any party shall be in writing and shall be served by delivering the same personally either to such party, or by sending the notice postage prepaid by certified U. S. first class mail, return receipt requested, or by FedEx or another reputable delivery service.  Any and all such notices shall be delivered to the parties at their respective addresses specified in this Section 5.4.  Any such notice deposited in the mail shall be conclusively deemed delivered to and received by the addressee on the third business day after the day in which such notice is delivered to the U. S. Postal Service for mailing if all of the foregoing conditions of notice shall have been satisfied.  Any notice delivered by any other delivery service shall be deemed delivered on the date of delivery as indicated by such carrier’s records, absent manifest error.

to BEMHLP:                                              c/o Bluerock Enhanced Multifamily Trust, Inc.
680 5th Avenue, 16th Floor
New York, New York 10019
Attn:  R. Ramin Kamfar

to BEMT:                                                   c/o Bluerock Enhanced Multifamily Trust, Inc.
680 5th Avenue, 16th Floor
New York, New York 10019
Attn:  R. Ramin Kamfar

to SOIF:                                                      c/o Bluerock Real Estate, LLC
680 5th Avenue, 16th Floor
New York, New York 10019
Attn:  R. Ramin Kamfar

with a mandatory                                        Thomas G. Voekler, Esquire
copy to:                                                        Hirschler Fleischer
2100 East Cary St., 4th Floor
P.O. Box 500 (23218-0500)
Richmond, VA  23223

Any party hereto may change its address for the purposes of this Section 5.4 by giving the other parties hereto written notice, as provided for herein, of the new address.

Section 5.5. Time of Essence.  Time is of the essence with respect to every term, covenant, condition, representation, warranty, obligation, and other provision of this Agreement.

Section 5.6. Counterparts.  This Agreement may be executed and delivered in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

Section 5.7. Successors and Assigns; Third Party Beneficiaries.  The terms, covenants, conditions, and other provisions of this Agreement shall be binding upon the administrators, successors, and assigns of BEMHLP, and shall, together with all rights, powers, and remedies of SOIF hereunder, inure to the benefit of SOIF and any one or more present or future successors, pledgees, assignees, or endorsees of SOIF, subject to all applicable provisions of the BEMT Note.  Subject to the foregoing, no term, covenant, condition, representation, warranty, obligation, or other provision hereof is for the benefit of any person or entity not a party hereto.

Section 5.8 Severability.  If any provision in this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions shall nevertheless continue in full force and effect without being impaired or invalidated in any way.

Section 5.9 Entire Agreement.  This Agreement contains the entire understanding between the parties hereto and supersedes any prior written or oral agreements between them respecting the within subject matter. There are no representations, agreements or understandings, oral or written, between or among the parties hereto relating to the subject matter of this Agreement which are not fully expressed herein.

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IN WITNESS WHEREOF, the parties hereto have duly executed, or caused their authorized representatives to duly execute, this Agreement as of the date first written above.

BEMHLP:

Bluerock Enhanced Multifamily Holdings, L.P.,
a Delaware limited partnership

By:         Bluerock Enhanced Multifamily Trust, Inc.,
   a Maryland corporation
Its:         General Partner

By:           _________________
Name:      R. Ramin Kamfar
Its:           CEO

BEMT:

BEMT Springhouse, LLC,
a Delaware limited liability company

By:	Bluerock Enhanced Multifamily Holdings, L.P.,
a Delaware limited partnership
Its:         Sole Member

By:           Bluerock Enhanced Multifamily Trust, Inc.,
 a Maryland corporation
Its:           General Partner

By:           __________________
Name:      R. Ramin Kamfar
Its:           CEO

SOIF:

Bluerock Special Opportunity + Income Fund, LLC,
a Delaware limited liability company

By:         Bluerock Real Estate, LLC,
   a Delaware limited liability company
Its:         Manager

By:           ______________________
Name:      R. Ramin Kamfar
Its:           CEO